Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated November 15, 1999 on our examination of the Pro Forma Combined Statement of Income for the year ended December 31, 1998.


Arthur  Andersen  LLP


Detroit,  Michigan,
   November  22,  1999